UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to

Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 10, 2014

IRONWOOD PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34620	04-3404176
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

301 Binney Street		02142
Cambridge, Massachusetts		(Zip code)
(Address of principal executive offices)
(617) 621-7722
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On February 10, 2014, Ironwood Pharmaceuticals, Inc. (the “Company”) announced that it has commenced a $150 million public offering of its Class A common stock, $0.001 par value per share (the “Offering”).  In connection with this Offering, the Company will grant the underwriters a 30-day option to purchase additional shares equal to up to 15% of the number of shares of Class A common stock sold in the offering. J.P. Morgan and BofA Merrill Lynch are acting as joint bookrunning managers and as representatives of the underwriters for the offering.

On February 10, 2014, the Company issued a press release announcing the Offering.  A copy of the Company’s press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description

99.1	Ironwood Pharmaceuticals, Inc. Press Release dated February 10, 2014, announcing offering of Class A common stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRONWOOD PHARMACEUTICALS, INC.

Dated: February 10, 2014	By:	/s/ Halley E. Gilbert
Name: Halley E. Gilbert
Title: Vice President, Legal Affairs and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Ironwood Pharmaceuticals, Inc. Press Release dated February 10, 2014, announcing offering of Class A common stock.